Exhibit 99.1

BrainStorm Cell Therapeutics Announces Pricing of $4.0 Million Registered Direct Offering

NEW YORK, June 27, 2024 /PRNewswire/ -- BrainStorm Cell Therapeutics Inc. (NASDAQ: BCLI) (the "Company"), a leading developer of adult stem cell therapeutics for neurodegenerative diseases, today announced that it has entered into a securities purchase agreement with a single institutional investor (the “Holder”) for the purchase and sale of 11,111,111 shares of the Company's common stock (or prefunded warrants in lieu thereof) at a purchase price of $0.36 per share in a registered direct offering.

In a concurrent private placement, the Company has also agreed to issue and sell unregistered warrants to purchase up to an aggregate of 16,666,667 shares of its common stock. The warrants have an exercise price of $0.3912 per share, will be exercisable six months from the date of issuance and will expire five years from the date of issuance. The private placement will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D thereunder.

In connection with the offering, the Company will also reduce the exercise price of 4,054,055 common stock warrants previously issued on July 19, 2023 to and currently held by the Holder to $0.3912 per warrant share and will extend those warrant expiration dates into 2029.

The offering is expected to close on or about June 28, 2024, subject to satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent for the offering.

The securities in the registered direct offering are being offered and sold by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-258640) filed with the U.S. Securities and Exchange Commission (the "SEC") on August 9, 2021 and declared effective by the SEC on August 19, 2021. The offering of the securities is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is a leading developer of innovative autologous adult stem cell therapeutics for debilitating neurodegenerative diseases. BrainStorm holds the rights to clinical development and commercialization of the NurOwn® technology platform used to produce autologous MSC-NTF cells through an exclusive, worldwide licensing agreement. Autologous MSC-NTF cells have received Orphan Drug designation status from the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) for the treatment of amyotrophic lateral sclerosis (ALS). BrainStorm has completed a Phase 3 trial in ALS (NCT03280056); this trial investigated the safety and efficacy of repeat-administration of autologous MSC-NTF cells and was supported by a grant from the California Institute for Regenerative Medicine (CIRM CLIN2-0989), and another grant from the ALS Association and I AM ALS. BrainStorm completed under an investigational new drug application a Phase 2 open-label multicenter trial (NCT03799718) of autologous MSC-NTF cells in progressive MS and was supported by a grant from the National MS Society (NMSS).

Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties, including statements related to the completion of the offering. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company's current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including the satisfaction of customary closing conditions related to the offering, completion of the offering and various other factors. These and other risks and uncertainties are described more fully in the sections titled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the final prospectus related to the offering described herein, and the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

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Contacts

Investor Relations:

John Mullaly

LifeSci Advisors, LLC

Phone: +1 617-429-3548

jmullaly@lifesciadvisors.com

SOURCE BrainStorm Cell Therapeutics Inc.